06.11.07	Exhibit 10.3
June 11, 2007
Michael McAndrew
Black Box Corporation of Pennsylvania
Norstan, Inc.
1000 Park Drive
Lawrence, PA 15055
Re:	SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 24, 2005, as amended by First Amendment to the Second Amended and Restated Credit Agreement dated as of February 17, 2005 and Second Amendment to the Second Amended and Restated Credit Agreement dated as of March 28, 2006, as the same may be or have been further amended from time to time (the “Credit Agreement”) entered into by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (“BBCPA”), and NORSTAN, INC., a Minnesota corporation (“Norstan” — BBCPA and Norstan are sometimes individually referred to therein as a “Borrower” and collectively as the “Borrowers”), BLACK BOX CORPORATION, a Delaware corporation (the “Parent”), the guarantors parties thereto from time to time (together with the Parent, the “Guarantors”), the Lenders parties hereto from time to time and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Lenders parties thereunder (in such capacity, together with the successors in such capacity, the “Agent”)
Dear Mr. McAndrew:
     Reference is made to the Credit Agreement. Terms in this letter agreement that are not defined in this letter agreement shall have the meanings given to those terms in the Credit Agreement, unless the circumstances clearly require otherwise.
     You have advised that the Borrowers have not delivered the unaudited consolidated statements of income, cash flows and changes in stockholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter of the Parent and its consolidated Subsidiaries for the period ended December 30, 2006 and the associated Compliance Certificate within 60 days of the end of the fiscal quarter of the Borrowers ended December 30, 2006, as required by Sections 6.01(b), 6.01(c) and 6.01(d) of the Credit Agreement. In addition, you have advised that the Parent has not filed its Quarterly Report on Form 10-Q for its fiscal quarter ended December 30, 2006 (the “Form 10-Q”) with the Securities and Exchange Commission on a timely basis, as required by Section 6.07(a) of the Credit Agreement. In addition, you have advised that the Borrowers may not deliver the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal year of the Parent and its consolidated Subsidiaries ended March 31, 2007 and the associated Compliance Certificate within 120 days of the end of such fiscal year, as required by Sections 6.01(a), 6.01(c) and 6.01(d) of the Credit Agreement. In addition, you have advised that the Parent may not file its Annual Report on Form 10-K for its fiscal year ended March 31, 2007 (the “Form 10-K”) with the Securities and Exchange Commission on a timely basis, as would be required under Section 6.07(a) of the Credit

Agreement. Accordingly, the Borrowers have advised the Lenders that Potential Defaults and Events of Default may have occurred and may occur, as described above, with regard to Section 6.01(a) through (d) and Section 6.07(a) of the Credit Agreement (collectively, the “Specified Defaults”). The Specified Defaults with respect to the Form 10-Q and the financial statements for the period ending December 30, 2006 are the subject of letter agreements dated February 28, 2007 and May 28, 2007, respectively.
     The Borrowers have requested the Lenders to waive the Specified Defaults until the earlier to occur of (i) the first date on which the Borrowers shall have filed the Form 10-K and the Form 10-Q with the Securities and Exchange Commission and shall have delivered to the Lenders such third quarter and annual financial statements and related documentation and (ii) July 31, 2007. Subject to the terms and conditions of this letter agreement, the Required Lenders agree that the Specified Defaults are hereby waived until, and only until, the earlier to occur of (i) the first date on which the Borrowers shall have filed the Form 10-K and the Form 10-Q with the Securities and Exchange Commission and shall have delivered to the Lenders such third quarter and annual financial statements and related documentation and (ii) July 31, 2007 (the period ending on such earlier date being herein referred to as the “Waiver Period”.)
     The Borrowers represent and warrant that: (i) subject to the third sentence of this paragraph, all of the representations and warranties contained in the Credit Agreement, the Notes and the other Loan Documents are true and correct, as if made on the date hereof, (ii) after giving effect to the terms of this letter agreement, no Event of Default or Potential Default exists on and as of the date hereof and the Borrowers are in compliance with all of the terms of the Credit Agreement, the Notes and the other Loan Documents, and (iii) the Borrowers are authorized to execute and deliver this letter agreement. The Lenders have been advised by the Parent that, as a result of the Parent’s ongoing review of its stock option practices, the Parent will need to restate its historical financial statements to record additional non-cash compensation expense related to stock option grants and to make other related adjustments. Accordingly, the Lenders have been advised by the Parent that the financial statements, certificates, documents and other information previously delivered to the Lenders were not accurate and complete in all material respects with respect to these potential adjustments. The Lenders and the Agent specifically reserve all rights they may have with respect to such matters, including without limitation rights under Article V of the Credit Agreement notwithstanding the fact that Revolving Credit Loans have been made subsequent to February 28, 2007 and may continue to be made after the date of this letter agreement; provided, however, that during the Designated Period (as defined below), the Lenders and the Agent will not utilize such inaccuracy or incompleteness to declare an Event of Default. As used herein, the term “Designated Period” means the period ending on the earlier to occur of (i) the end of the Waiver Period and (ii) the date on which the Lenders become aware of information with respect to such matters which information is, in the judgment of the Agent or the Required Lenders, when viewed together with the information provided to the Lenders by the Parent on or before June 11, 2007, materially more adverse to the Parent than the information provided to the Lenders by the Parent on or before June 11, 2007.
     Except as specifically waived hereby for the Waiver Period (or, in the case of the inaccuracy and incompleteness referred to in the immediately preceding paragraph, the Designated Period), each of the Credit Agreement and the Loan Documents shall remain in full force and effect and the Borrowers ratify and affirm each of the Credit Agreement and the Loan Documents in its respective entirety. The waiver set forth in this letter agreement shall apply only to the Specified Defaults (or, in the case of declaration of an Event of Default arising out of the inaccuracy or incompleteness referred to in the immediately preceding paragraph, only to such inaccuracy or incompleteness) and only for the Waiver Period or the Designated Period, as the case may be, and no other, further or broader waiver shall be implied. Neither the execution and delivery of this waiver and of the prior letter agreements dated February 28, 2007 and May 28, 2007, nor the making of Revolving Loans prior to or after the date hereof notwithstanding the matters referred to in the immediately preceding paragraph shall be construed to establish a course of conduct or imply that any other, future or further waivers shall be considered, provided or agreed to.
     Nothing contained in this letter agreement shall be construed to impair any rights or remedies of the Agent or the Lenders or their successors and assigns under the Credit Agreement or any of the other Loan Documents or to affect or impair any rights or powers that the Agent or the Lenders may have under the Credit Agreement or the other Loan Documents, whether for the recovery of the indebtedness of the Borrowers to the Lenders in case of non-fulfillment of the terms, provisions and covenants contained in this letter agreement or the terms, rights, powers and covenants of the Credit Agreement and the other Loan Documents not specifically waived by this letter agreement for the Waiver Period or the Designated Period, as the case may be. All rights, powers and remedies of the Agent and the Lenders under any other agreement now or at any time hereafter in force between the Agent, the Lenders and the Borrowers shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law.
     If the foregoing accurately sets forth our understanding with respect to the matters contained herein, please accept this letter agreement by signing where indicated below. This letter agreement shall not be enforceable against the Lenders and shall not act as a waiver of any of the terms of the Credit Agreement until such time as it has been accepted by the Borrowers, the Guarantors and the Required Lenders.

Very truly yours,

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Debra McAllonis

Title:	Senior Vice President
SIGNATURES CONTINUED ON THE NEXT PAGE

Agreed to and accepted
on the date first above written

Borrowers:

BLACK BOX CORPORATION OF PENNSYLVANIA

By:	/s/ Michael McAndrew

Title:	Secretary and Treasurer

NORSTAN, INC.

By:	/s/ Michael McAndrew

Title:	CFO, Secretary and Treasurer

GUARANTORS:

BLACK BOX CORPORATION and each of the DOMESTIC SUBSIDIARIES which are Guarantors

By:	/s/ Michael McAndrew

Title:	Secretary

Agreed to and accepted,
as of the date first above written

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick J. Kaufmann

Title:	Senior Vice President

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Sandra Gueirieri

Title:	Vice President
SIGNATURES CONTINUED ON THE NEXT PAGE

NATIONAL CITY BANK OF PENNSYLVANIA

By:	/s/ Emil Kwaczala

Title:	Vice President

US BANK

By:	/s/ Frances W. Josephic

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David A. Wild

Title:	Vice President

MELLON BANK, N.A.

By:	/s/ Daniel J. Lenckos

Title:	First Vice President

FIFTH THIRD BANK

By:	/s/ James Janovsky

Title:	Vice President

COMERICA BANK

By:	/s/ Erica Krzeminski

Title:	Assistant Vice President

PEOPLE’S BANK

By:	/s/ George Paik

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Holly Kay

Title:	Assistant Vice President